Exhibit 99.1

Investor Contact	Media Contact
Laurie Poggi	Peter McKillop/Kristi Huller
415-315-3718	media@kkr.com
212-750-8300

KKR Financial Holdings LLC Announces Third Quarter 2009 Financial Results

SAN FRANCISCO, CA, November 5, 2009—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the third quarter ended September 30, 2009.

Third Quarter 2009 Highlights

•                  Net income for the third quarter ended September 30, 2009 of $67.2 million, or $0.42 per diluted common share, as compared to net income for the second quarter ended June 30, 2009 of $20.6 million, or $0.14 per diluted common share.

•                  As of quarter end, cash and cash equivalents totaled $125.9 million.

•                  Increase in book value per share from $5.69 per common share as of June 30, 2009 to $7.01 per common share as of September 30, 2009.

For the three and nine months ended September 30, 2009, KFN reported net income of $67.2 million, or $0.42 per diluted common share, and $74.8 million, or $0.49 per diluted common share, respectively. For the three and nine months ended September 30, 2008, net income was $49.0 million, or $0.32 per diluted common share, and $100.5 million, or $0.73 per diluted common share, respectively.

KFN’s third quarter 2009 results reflect net investment income of $72.7 million and other income of $13.0 million, offset by non-investment expenses of $18.5 million. Other income totaling $13.0 million primarily consists of the following: (i) net loss from the unwind of KKR Financial CLO 2009-1, Ltd. totaling $14.4 million; (ii) net gains on investments totaling $21.2 million primarily from an increase in the unrealized gain due to the increase in market value of the Company’s common stock investment in Masonite Worldwide Holdings; (iii) net realized and unrealized losses on investments in residential mortgage-backed securities totaling $17.7 million; (iv) net realized and unrealized gains from derivative positions totaling $19.9 million, primarily consisting of credit default swaps and total rate of return swaps; (v) gain on extinguishment of junior subordinated notes totaling $3.8 million; and (vi) net realized and unrealized loss on short positions totaling $1.0 million.

Junior Subordinated Notes

During August 2009, the Company repurchased $5.0 million of junior subordinated notes for $1.2 million. This transaction resulted in a gain on debt extinguishment of $3.8 million,  which was partially offset by a $0.1 million write-off of unamortized debt issuance costs.

Shareholders’ Equity

The Company’s shareholders’ equity increased $446.8 million to $1.1 billion as of September 30, 2009 from $663.3 million as of December 31, 2008.

Book Value Per Common Share

The Company’s book value per common share outstanding was $7.01 as of September 30, 2009 as compared to $5.69 as of June 30, 2009 and $4.40 as of December 31, 2008.

Liquidity

As of September 30, 2009, unrestricted cash and cash equivalents totaled $125.9 million compared to $114.4 million and $41.4 million as of June 30, 2009 and December 31, 2008, respectively.

Investment Portfolio

The Company’s corporate debt investment portfolio, consisting of corporate loans and high yield bonds, had an aggregate par value of $8.5 billion with an estimated fair value of $7.1 billion as of September 30, 2009. In comparison, the par value of the Company’s corporate debt investment portfolio totaled $8.6 billion (estimated fair value of $6.4 billion) and $9.7 billion (estimated fair value of $5.7 billion) as of June 30, 2009 and December 31, 2008, respectively. The decline in the par amount of the Company’s corporate debt investment portfolio of $1.2 billion from December 31, 2008 to September 30, 2009 is primarily due to asset sales from KKR Financial CLO 2009-1, Ltd. during the second quarter of 2009 that were undertaken in response to the rally in corporate loan prices that provided the opportunity to sell assets in order to pay off the senior debt issued by KKR Financial CLO 2009-1, Ltd.

The majority of the Company’s investment portfolio is held in collateralized loan obligation (“CLO”) transactions that the Company has used to finance its corporate debt investments. As of September 30, 2009, the Company’s corporate debt investments not held in CLOs had an aggregate par value of $867.6 million and an estimated fair value of $561.3 million. In comparison, the aggregate par value of the Company’s investment portfolio not held in CLOs totaled $545.5 million (estimated fair value of $214.2 million) and $539.4 million (estimated fair value of $196.7 million) as of June 30, 2009 and December 31, 2008, respectively.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its third quarter 2009 results on November 5, 2009, at 5:00 p.m. EST. The conference call may be accessed by dialing (888) 487-0361  (Domestic) or (719) 457-2636 (International); a pass code is not required. A telephonic replay of the call will be available through November 19, 2009 by dialing (888) 203-1112 (Domestic) and (719) 457-0820 (International) / pass code 4996141. Supplemental materials that will be discussed during the call and the live audio web cast will be available in the Investor Relations section of the Company’s website at http://www.kkr.com/kam/kfn_webcasts_presentations_and_important_documents.cfm. An audio replay of the web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a publicly traded specialty finance company that invests in multiple asset classes. KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. (Fixed Income) LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although KKR Financial Holdings LLC believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to source new investments, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, availability of financing, maintenance of sufficient liquidity, and other risks disclosed from time to time in the Company’s filings with the SEC.

Schedule I

KKR Financial Holdings LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Net investment income:
Securities interest income	$21,701	$34,507	$73,805	$109,104
Loan interest income	113,460	187,756	364,583	588,843
Dividend income	26	358	313	2,266
Other interest income	49	4,431	511	20,505
Total investment income	135,236	227,052	439,212	720,718
Interest expense	(57,340)	(118,105)	(219,625)	(400,207)
Interest expense to affiliates	(5,171)	(18,794)	(16,355)	(66,319)
Provision for loan losses	—	—	(39,795)	(10,000)
Net investment income	72,725	90,153	163,437	244,192
Other income (loss):
Net realized and unrealized gain (loss) on derivatives and foreign exchange	19,930	(15,534)	58,831	(68,468)
Net realized and unrealized gain (loss) on investments	21,181	(28,278)	(85,576)	(59,254)
Net realized and unrealized (loss) gain on residential mortgage-backed securities, residential mortgage loans, and residential mortgage-backed securities issued, carried at estimated fair value	(17,681)	121	(44,545)	(14,651)
Net realized and unrealized (loss) gain on securities sold, not yet purchased	(996)	14,242	2,920	22,892
Net (loss) gain on restructuring and extinguishment of debt	(10,627)	3,056	30,836	20,281
Other income	1,239	2,470	4,150	7,939
Total other income (loss)	13,046	(23,923)	(33,384)	(91,261)
Non-investment expenses:
Related party management compensation	14,616	9,811	36,132	29,357
General, administrative and directors expenses	1,539	3,820	6,917	14,094
Professional services	441	1,335	5,916	4,263
Loan servicing	1,925	2,274	6,117	7,234
Total non-investment expenses	18,521	17,240	55,082	54,948
Income from continuing operations before income tax expense	67,250	48,990	74,971	97,983
Income tax expense	(63)	—	(151)	(116)
Income from continuing operations	67,187	48,990	74,820	97,867
Income from discontinued operations	—	—	—	2,668
Net income	$67,187	$48,990	$74,820	$100,535

Net income per common share:
Basic
Income per share from continuing operations	$0.42	$0.32	$0.49	$0.71
Income per share from discontinued operations	$—	$—	$—	$0.02
Net income per share	$0.42	$0.32	$0.49	$0.73
Diluted
Income per share from continuing operations	$0.42	$0.32	$0.49	$0.71
Income per share from discontinued operations	$—	$—	$—	$0.02
Net income per share	$0.42	$0.32	$0.49	$0.73

Weighted-average number of common shares outstanding:
Basic	156,997	149,612	152,664	136,777
Diluted	156,997	149,612	152,664	136,777

Schedule II

KKR Financial Holdings LLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	September 30, 2009	December 31, 2008
Assets
Cash and cash equivalents	$125,862	$41,430
Restricted cash and cash equivalents	188,151	1,233,585
Securities available-for-sale, $736,823 and $553,441 pledged as collateral as of September 30, 2009 and December 31, 2008, respectively	736,823	555,965
Corporate loans, net of allowance for loan losses of $470,224 and $480,775 as of September 30, 2009 and December 31, 2008, respectively	6,221,005	7,246,797
Residential mortgage-backed securities, at estimated fair value, $70,256 and $102,814 pledged as collateral as of September 30, 2009 and December 31, 2008, respectively	70,256	102,814
Residential mortgage loans, at estimated fair value	2,274,585	2,620,021
Corporate loans held for sale	504,093	324,649
Private equity investments, at estimated fair value	76,310	5,287
Derivative assets	23,163	73,869
Interest and principal receivable	60,811	116,788
Reverse repurchase agreements	80,344	88,252
Other assets	98,062	105,625
Total assets	$10,459,465	$12,515,082
Liabilities
Collateralized loan obligation senior secured notes	$5,706,882	$7,487,611
Collateralized loan obligation junior secured notes to affiliates	547,421	655,313
Senior secured credit facility	187,500	275,633
Convertible senior notes	275,800	291,500
Junior subordinated notes	283,671	288,671
Residential mortgage-backed securities issued, at estimated fair value	2,165,423	2,462,882
Accounts payable, accrued expenses and other liabilities	7,209	60,124
Accrued interest payable	23,840	61,119
Accrued interest payable to affiliates	2,981	3,987
Related party payable	12,893	2,876
Securities sold, not yet purchased	78,633	90,809
Derivative liabilities	57,091	171,212
Total liabilities	9,349,344	11,851,737
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at September 30, 2009 and December 31, 2008	—	—
Common shares, no par value, 500,000,000 shares authorized, and 158,359,757 and 150,881,500 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	—	—
Paid-in-capital	2,562,262	2,550,849
Accumulated other comprehensive income (loss)	91,761	(268,782)
Accumulated deficit	(1,543,902)	(1,618,722)
Total shareholders’ equity	1,110,121	663,345
Total liabilities and shareholders’ equity	$10,459,465	$12,515,082